VALIC COMPANY I

ARTICLES SUPPLEMENTARY

	VALIC Company I, a Maryland corporation
registered as an open-end investment company under the Investment Company Act of 1940, as amended (the
?Corporation?), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: Under a power contained in Article V of the Articles of Restatement (the Charter) of the Corporation, the Board of Directors of the Corporation (the Board of Directors), by resolutions duly adopted, reclassified 250,000,000 authorized but unissued shares of Asset Allocation Fund, 250,000,000 authorized but unissued shares of Growth & Income Fund and 250,000,000 authorized but unissued shares of International Government Bond Fund as shares of a new series of Common
Stock, par value $.01 per share (the Common Stock), of the Corporation designated as Dynamic Allocation Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as shares of undesignated Common Stock as set forth in the Charter.

	SECOND:  After the reclassification and
designation of the shares of Common Stock pursuant to these Articles Supplementary, the 29,000,000,000 shares of Common
Stock that the Corporation has authority to issue are classified and designated as follows:

                Series      Number of Shares

Asset Allocation Fund	                750,000,000
Blue Chip Growth Fund	                750,000,000
Broad Cap Value Income Fund	        750,000,000
Capital Conservation Fund	      1,000,000,000
Core Equity Fund	              1,000,000,000
Dividend Value Fund	              1,000,000,000
Dynamic Allocation Fund	                750,000,000
Foreign Value Fund	                750,000,000
Emerging Economies Fund	                750,000,000
Global Real Estate Fund	                750,000,000
Global Social Awareness Fund	      1,000,000,000
Global Strategy Fund	                750,000,000
Government Securities Fund	      1,000,000,000
Growth & Income Fund	                750,000,000
Growth Fund	                        750,000,000
Health Sciences Fund	                750,000,000
Inflation Protected Fund	        750,000,000
International Equities Fund	      1,000,000,000
International Government Bond Fund	750,000,000
International Growth Fund	      1,000,000,000
Large Cap Core Fund	                750,000,000
Large Capital Growth Fund	        750,000,000
Mid Cap Index Fund	              1,000,000,000
Mid Cap Strategic Growth Fund	        750,000,000
Money Market I Fund	              1,000,000,000
Nasdaq-100 Index Fund	              1,000,000,000
Science & Technology Fund	      1,000,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	                      1,000,000,000
Small Cap Index Fund	              1,000,000,000
Small Cap Special Values Fund	        750,000,000
Small-Mid Growth Fund	                750,000,000
Stock Index Fund	              1,000,000,000
Value Fund	                        750,000,000






            THIRD: The shares of Common Stock described in Article FIRST above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

            FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

            FIFTH:  The undersigned Vice President of the
Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-


            IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and Deputy General Counsel and attested by its Assistant Secretary as of this 14th day of August, 2012.

ATTEST:					VALIC COMPANY I



/S/ LOUIS DUCOTE		By: /S/ NORI L. GABERT 		(SEAL)
Louis Ducote		            	Nori L. Gabert
Assistant Secretary                  	Vice President and
      					Deputy General Counsel